UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 2, 2010

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HOLLOMAN ENERGY CORPORATION

(Name of Small Business Issuer in its charter)

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Nevada	000-52419	77-0643398
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

333 North Sam Houston Parkway East, Suite 600, Houston, Texas, 77060

(Address of principal executive offices, including Zip Code)

(281) 260-0193

Registrant’s telephone number, including area code

_________________________________________________

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

On August 2, 2010, the Company, through the Audit Committee to its Board of Directors and with the ratification of its Board of Directors, dismissed Dale Matheson Carr-Hilton Labonte, L.L.P. (“DMCL”) as its independent registered public accounting firm and engaged Weaver and Tidwell, L.L.P. (“Weaver”) as its independent registered public accounting firm.

The reports of DMCL regarding the Company’s financial statements for fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  However, the reports of DMCL for those fiscal years were qualified with respect to uncertainty as to the Company’s ability to continue as a going concern.  During the years ended December 31, 2009 and 2008, and the period from January 1, 2010 through August 2, 2010, there were no disagreements with DMCL on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to the satisfaction of DMCL, would have caused it to make reference to such disagreements in such reports.

The Company provided DMCL with a copy of this report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested DMCL furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.  A copy of this letter is filed as an exhibit to this report.

Prior to engaging Weaver, the Company did not consult with Weaver regarding the application of accounting principles to any material specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Weaver on the Company’s financial statements, and Weaver did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01

Exhibits

Exhibit

Number

Description of Exhibit

16

Letter from Dale Matheson Carr-Hilton Labonte, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 5, 2010

HOLLOMAN ENERGY CORPORATION

By:	/s/ ROBERT WESOLEK
Robert Wesolek,
Chief Financial Officer

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